Exhibit 10.12

Dated the 26th day of February, 2018

Qtech Ltd.

(as Company)

AND

The Core Trust Company Limited

匯聚信託有限公司

(as Trustee)

AND

Qu World Limited

(as Nominee A)

AND

QFUN Limited

(as Nominee B)

TRUST DEED FOR

CERTAIN EQUITY INCENTIVE SCHEMES

OF

QTECH LTD.

THIS DEED is made the 26th day of February, 2018

BETWEEN:

(1)	Qtech Ltd., a company incorporated in the Cayman Islands as an exempted company with limited liability and with its registered address at P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman (the “Company”);

(2)	The Core Trust Company Limited 匯聚信託有限公司, a trust company incorporated under the laws of Hong Kong, whose registered office is at 28th Floor, 33 Des Voeux Road Central, Central, Hong Kong (where the context so admits includes any nominee or successor or additional trustee for the time being of this Deed) (the “Trustee”);

(3)	Qu World Limited, a limited liability company incorporated under the laws of British Virgin Islands, whose registered office is Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (where the context so admits includes any nominee or successor or additional nominee for the time being of this Deed) (the “Nominee A”); and

(4)	QFUN Limited, a limited liability company incorporated under the laws of British Virgin Islands, whose registered office is Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (where the context so admits includes any nominee or successor or additional nominee for the time being of this Deed) (the “Nominee B” and collectively with Nominee A, the “Nominees”).

WHEREAS:

(A)	The Company approved:

•	the Qtech Ltd. 2017 Equity Incentive Plan on February 15, 2018 (the “2017 Plan”), and

•	the Qtech Ltd. 2018 Equity Incentive Plan on February 25, 2018 (the “2018 Plan”),

in each case for the benefit of the Participant(s) (as defined in each respective scheme), copies of which are set out in Schedule 1 to Schedule 2 of this Deed.

(B)	Pursuant to these schemes, the Company has granted and will grant awards under these schemes to the Participant(s) (as defined in each respective scheme).

(C)	The Trustee has agreed to be the trustee of these schemes.

(D)	The Nominee A, a wholly-owned subsidiary of the Trustee, has agreed to be a party under this Deed and to hold equity underlying the awards from the 2017 Plan in accordance with this Deed.

(E)	The Nominee B, a wholly-owned subsidiary of the Trustee, has agreed to be a party under this Deed and to hold equity underlying the awards from the 2018 Plan in accordance with this Deed.

NOW THIS DEED WITNESSES as follows:

1.	DEFINITIONS

1.1	Other than those expressly defined in this Deed, capitalized term used herein shall have the same meaning as provided in the respective Schemes (as defined below).

“Administrator”

means the Board or a committee consisting of one or more member(s) of the Board or officer(s) of the Company whom the Board has delegated its authority to act as the Administrator as provided in the respective Schemes and notified to the Trustee and the Nominees;

“Affiliate”

means, in relation to a person, any Subsidiary or Holding Company of such person, any Subsidiary of any such Holding Company, and any other company in which such person or any such Holding Company holds or controls directly or indirectly not less than 20% of the issued share capital;

“Articles”	means the articles of association of the Company (as amended from time to time);
“Awards”	means those options, Shares, restricted stock units, and other equity awards, as granted by the Company pursuant to and in accordance with the applicable Schemes;
“Board”	means the board of directors of the Company or a duly authorized committee of the board of directors;
“Companies Ordinance”	means the Companies Ordinance of Hong Kong (Chapter 622 of the Laws of Hong Kong) effective from March 3, 2014, as amended, supplemented or otherwise modified from time to time.
“this Deed”	means this Deed and the Schedule and any deed supplemental hereto and the schedules (if any) thereto, all as from time to time modified, varied, supplemented or novated in accordance with the provisions herein or therein contained;

“Grant Date”	means the date on which Awards, are granted under the respective Schemes, as applicable, pursuant to a Grant Letter;
“Grant Letter”	means the letter pursuant to which Awards are granted to a Participant(s), as described in the Schemes, as applicable;
“Group”	means the Company and the Subsidiaries;
“Holding Company”	in relation to any company means any other company of which the first mentioned company is a Subsidiary;
“Hong Kong”	means Hong Kong Special Administrative Region of the People’s Republic of China;
“liability”

means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any sales tax or similar tax charged or chargeable in respect thereof, other professional expenses, disbursements and legal fees and expenses on a full indemnity basis;

“Listing Rules”	means the rules governing the listing of securities on the Stock Exchange (as amended from time to time);
“Participant(s)”	has the meaning as ascribed to it under the Schemes, as applicable;
“person”

means any individual, company, body corporate or other juridical person, partnership, firm, joint venture or trust or any federation, state or subdivision thereof or any government or agency of any of the foregoing;

“Schemes”

means the Company’s (i) the Qtech Ltd. 2017 Equity Incentive Plan on February 15, 2018 (also referenced herein as the 2017 Plan), and (ii) the Qtech Ltd. 2018 Equity Incentive Plan on February 25, 2018 (also referenced herein as the 2018 Plan), in each case as modified, amended or supplemented from time to time.

“Shares”

means ordinary shares of $0.0001 each in the share capital of the Company, or if there has been a sub-division, reduction, consolidation, reclassification or reconstruction of the share capital of the Company, the shares forming part of the ordinary equity share capital of the Company of such nominal amount as shall result from any such sub-division, reduction, consolidation, reclassification or reconstruction;

“Shares underlying the Awards”

means the Shares underlying the applicable Awards (being those Awards allocated or to be allocated to the Participant(s) subject to the terms and conditions set out in the applicable Schemes) as allotted to, and held on trust by, the applicable Nominees in accordance with the terms of this Deed;

“Stock Exchange”	means a securities exchange under which the Company has listed the Shares;
“Subsidiary”	has the meaning ascribed to it under the Schemes, as applicable;
“Tax”

means all present and future income and other taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature which are levied in Hong Kong or such applicable jurisdiction, together with interest thereon and penalties with respect thereto, if any, and any payments made on or in respect thereof;

“Trust”	means the trust for the Company constituted pursuant to this Deed;
“Trust Fund”	means any property held on the terms of the Trust;
“Trust Period”

means, without prejudicing the subsisting rights of any Participant(s), the period beginning with the date hereof and ending upon the earlier of (a) such date as the Company and the Trustee may agree in writing; (b) such date upon which this Trust shall terminate by reason of there ceasing to be any property or assets forming part of the trust fund or otherwise by operation of law; and (c) the date on which the Board terminates all the Schemes pursuant to the respective rules of the Scheme; and

“Vesting Notice”	means a notice to be sent by the Company to each of the relevant Participant(s) (i) specifying the vesting criteria, conditions and time schedule for the Awards and/or (ii) informing the Participant(s) that such criteria have been reached, fulfilled, satisfied or waived, in accordance with the in the terms and conditions of the applicable Schemes.

1.2	Interpretation

(a)	All references in this Deed to any ordinance or any provision of any ordinance shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(b)	All references in this Deed to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than Hong Kong, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in this Deed.

(c)	In this Deed references to the Schedules, Clauses and Sub-Clause shall be construed as references to the schedules to this Deed and to the Clause and sub-Clause of this Deed respectively.

(d)	Words denoting the singular shall include the plural and vice versa; words denoting one gender only shall include the other genders; and words denoting persons only shall include firms and corporations and vice versa.

(e)	In this Deed the table of contents and Clause headings are included for ease of reference and shall not affect the construction of this Deed.

2.	DECLARATION OF TRUST

2.1	The Trustee shall hold on trust:

(a)	the Shares underlying the Awards;

(b)	such assets and income transferred by the Company or derived from the Shares underlying the Awards held on trust under clause 2.1 on such terms as the Administrator shall direct;

(c)	such other funds or property contributed by the Company to the Trust in connection with the administration of the Schemes; and

(d)	such other funds or property contributed by relevant parties to the Trust in connection with the Schemes.

For the avoidance of doubt, any Shares underlying the Awards not allotted to the Nominees shall remain the responsibility of the Company or the Participant(s). For further clarity, each of the Nominees shall have no responsibility for effecting transactions involving Awards where Shares underlying the Awards are required unless and until such Shares underlying the Awards with respect to such aforementioned Awards have been allotted to or are in the possession of each of such Nominees, as applicable.

The Company shall ensure that no less than such number of Shares underlying the Awards granted on or before the date of listing of the Shares on the Stock Exchange (the “Listing”) be issued and allotted or transferred to the Nominees prior to Listing as required by relevant Listing rules or applicable regulations.

2.2	Subject to following the instructions of the Administrator, the Trustee may apply funds received by the Trustee for the purpose of paying costs and expenses to maintain and operate this Trust and the Remuneration (as defined herein).

2.3	In execution of the Trust, the Trustee shall apply the capital or income from the Shares underlying the Awards for the benefit of all or any of the Participant(s) in accordance with the rules of the Schemes and/or instructions from the Company or the Administrator, subject to the terms of this Deed.

2.4	Information to the Trustee

In relation to the Schemes, the Board and/or the Administrator shall as soon as practicable deliver to the Trustee:

(a)	All Grant Letters approved by the Company and documents showing the date or dates on which such award will vest, including without limitation all Vesting Notices;

(b)	such notice(s) issued by the Participant(s) to the Company stating that the Awards shall be exercised and the number of Shares underlying the Awards in respect of which it is so exercised shall be sold or otherwise transferred; and

(c)	such notices that the Company received in relation to the Scheme.

(collectively, the “Notices”)

2.5	Liability for Transfer. Unless instructed by the Company in writing, the Trustee shall not transfer any of the Shares underlying the Awards to the Participant(s).

2.6	Distribution. Upon receipt of the exercise notice by any means in the physical or electronic forms from the Company by the Trustee, the Board shall issue the Shares underlying the Awards to the applicable Nominees within two (2) days of the date that Company receives any such exercise notice from any Participant(s).

2.7	The Trustee shall maintain a register of the Awards and Shares underlying the Awards based on the Notices pursuant to Section 2.4 and other information provided by the Company to the Trustee; and neither the Company, its Subsidiary(ies), nor any other person shall be entitled to have recourse to any funds or assets whatsoever other than those which, at the relevant time, shall be held by the Trustee under the terms of the Trust. At all material times, the Trustee shall act in accordance with the applicable Schemes and/or the instructions from the Company and/or the Administrator. The Company hereby undertakes to make available to the Trustee all facilities and information necessary to ensure that full compliance is made with the provisions of the Scheme.

2.8	Trust Property. The Trustee and the Nominees shall keep all Shares underlying the Awards, monies, securities and any other assets received or held by the Nominees pursuant to this Deed at all times separated and distinguished from any other assets of any kind of the Trustee or the Nominees and shall ensure that separate books of account and records are kept.

2.9	Vesting Notices

The Board or the Administrator shall send a copy of any Vesting Notice sent to a Participant(s) to the Trustee as soon as practicable after such Vesting Notice is sent to the Participant(s).

3.	INVESTMENT POWERS

3.1	No requirement to invest

The Trustee shall not be required to invest, or to invest at interest, the Trust Fund or any part of it.

3.2	No obligation to diversify

The Trustee shall not be under any obligation to diversify the investment of the Trust Fund and, in particular, may retain, in their existing condition, any investments, including Shares or other securities of the Company, or other property (including uninvested money) for the time being forming part of the Trust Fund.

4.	INCOME

The Trustee shall hold all dividends and distributions in whatever form received on the Shares underlying the Awards as income, which shall be dealt with in accordance with the instruction to the Trustee from the Administrator, subject to any applicable taxes and withholdings as may be required under applicable laws and regulations.

5.	VOTING

Unless otherwise stated to the contrary, the Trustee shall not have any voting rights (if any) or powers in relation to the Shares underlying the Awards on behalf of the Company and/or the relevant Participant(s).

6.	RIGHTS, DUTIES AND IMMUNITY OF THE TRUSTEE

6.1	It is expressly declared as follows:

(a)	The Trustee may act on the opinion or advice of, or information obtained from, any expert engaged by the Company and reasonably believed by the Trustee to be competent and shall not be obliged to indemnify anyone for any liability occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile or electronic transmission and the Trustee will not be liable to anyone for acting on any opinion, advice or information purporting to be conveyed by such means even if such opinion, advice or information contains some error or is not authentic. Notwithstanding the foregoing, when requested by the Company in writing, the Trustee shall, at the costs and expenses of the Company, use reasonable endeavours to assist the Company to claim against such expert for providing wrong or erroneous advice or information to the Trustee which as a result caused any loss or damages to the Company.

(b)	The Trustee shall be entitled to rely on all instructions, notices and information provided by the Company in connection with this Deed in any format, including but not limited to the vesting schedules determined and provided by the Company and/or the Administrator and those identifying the Participant(s) for the time being and detailing their entitlement under the Schemes after adjustment or otherwise, without being required to investigate or determine the authenticity or validity thereof or of any signature thereto or the correctness of any fact stated therein or its compliance with the Listing Rules and any other applicable laws and regulations, and shall have no liability to the Company or any Participant(s) for acting on the basis of such information. Unless and until the Trustee receives any further instructions, notices or information the Trustee shall be entitled to assume that all such items received previously remain in full application without any amendment.

(c)	The Trustee and the Nominees shall be under no obligation to insure any of the Shares underlying the Awards and may hold or deposit this Deed, and any other documents (in any part of the world) with any bank, custodian or entity whose business includes undertaking the safe custody of documents or shares in de-materialized form or with any lawyer or firm of lawyers believed by the Trustee to be of good repute and may pay all sums to be paid on account of or in respect of any such deposit and shall not be responsible for the loss of any documents so deposited, save for any fraud, willful default or gross negligence on the part of the Trustee or the Nominees and the Company shall pay the fees of any such bank or entity.

(d)	The Company covenants to use commercially reasonable efforts to negotiate and enter into an agreement with The Core Securities Company Limited, a registered broker dealer in Hong Kong, to provide data management and share transfer services to the Trust. Additionally, in connection with the Listing, the Company covenants to use commercially reasonable efforts to negotiate and enter into an agreement with The Core Securities Company Limited to provide trading and share transfer services to the Company as a listed company. The Company shall deliver all necessary instructions and documents to the Company’s transfer agent appointing Trustee as an authorized agent of the Company and authority to issue transfer instructions related to Shares underlying the Awards held in Trust with consent of the Company.

(e)	Unless ordered to do so by a court of competent jurisdiction the Trustee shall not be required to disclose to any Participant(s) any financial or other information made available to the Trustee by the Company or any of the Company’s Subsidiaries or Affiliates on a confidential basis and no Participant(s) shall be entitled to take any action to obtain from the Trustee any such information.

(f)	Pursuant to and in accordance with applicable laws and regulations, the Trustee may exercise sole discretion in interpreting instructions received from the Company and may take any action the Trustee deems necessary, in its sole discretion, to clarify any such instructions with any parties that Trustee deemed necessary, in its sole discretion, which parties shall include the Company. The parties agree that any delays in the Trustee’s execution of instructions based on such effort to clarify such instructions shall not create liability for the Trustee.

(g)	The Trustee shall be entitled to rely upon the contents of any certificates, instructions, notices, notes, documents or communications provided to it pursuant to this Deed and believed by the Trustee to be genuine and to have been presented or signed by the proper parties and shall not be liable to the Participant(s) by reason of having accepted as valid or not having rejected any certificate, note, document or communication purporting to be such and subsequently found to be forged, stolen or not authentic and the Trustee shall be indemnified by the Company against any loss, liability, cost, claim, action, demand or expense which may result from its reliance on such certificates, notes, documents or communications unless such loss, liability, cost, claim, action, demand or expense arises from the Trustee’s gross negligence, willful default or breach of duty.

(h)	No provision of this Deed shall require the Trustee to do anything that may be illegal or contrary to applicable law or regulation.

(i)	No provision of this Deed shall require the Trustee to expend or risk the Trustee’s own funds or otherwise incur any financial liability in the performance of any of the Trustee’s duties, or in the exercise or non-exercise of any of the Trustee’s rights or powers if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured. Whenever the Trustee is under the provisions of this Deed bound to act at the request of the Company or the Participant(s), the Trustee shall not be so bound unless first indemnified and/or secured to its satisfaction against any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from any such acts (save as arises from the Trustee’s gross negligence, willful default or breach of duty).

(j)	Save as arises from the Trustee’s fraud, gross negligence or willful misconduct, the Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuiness, validity, enforceability or admissibility in evidence of this Deed or any other document relating hereto and shall not be liable for any failure to obtain any license, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Deed or any other documents.

(k)	The Trustee shall be under no obligation to monitor or supervise the performance by the Company of its obligations under this Deed or the Schemes or any other agreement or document relating to the matters herein contemplated and shall be entitled to assume that the Company is properly performing and complying with the Company’s obligations. The Trustee shall not be required or under any obligation to take any legal action or to request or require that the Company or any other person comply with any of the Company’s obligations arising under this Deed or otherwise.

(l)	The Trustee shall not be responsible for any losses, liabilities, damages, costs, awards, expenses (including legal fees) or penalties occasioned to the Awards or the Shares underlying the Awards unless the same is caused by fraud, gross negligence or willful misconduct of the Trustee.

(m)	If any person to which a distribution is due or a sum is payable by the Trustee is required by any law or regulation to make a payment on account of Tax or otherwise or if such distribution or payment is subject to, to the extent required by any applicable law or statue, any deduction or withholding on account of Tax or otherwise, the Trustee shall be at liberty make such payment after such deduction or withholding. Furthermore, the Trustee shall have no responsibility whatsoever to the Company or any Participant(s) as regards to any deficiency which might arise because the Trustee is subject to any Tax obligations arising from and/or in connection with this Deed.

(n)	The Trustee shall be entitled to rely upon any calculations made, notifications given or directions given by the Company and/or the Administrator pursuant to this Deed and shall not be liable for so doing and the Trustee shall be indemnified by the Company against all and any loss, liability, cost, claim, action, demand or expense which may result from such reliance unless such loss, liability, cost, claim, action, demand or expense arises from the Trustee’s fraud, gross negligence or willful default.

(o)	Notwithstanding any provision of this Deed to the contrary, including, without limitation, any indemnity made by the Trustee herein, the Trustee shall not in any event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise; provided, however, that this clause shall not be deemed to apply in the event of a final determination of a fraud, willful misconduct or gross negligence on the part of the Trustee by a competent court having jurisdiction.

(p)	The Trustee shall not be obliged (whether or not directed to do so by the Company, the Participant(s) or otherwise) to perfect legal title to the Shares underlying the Awards. Notwithstanding the generality of the foregoing, the Trustee shall have no responsibility or liability for the payment of any fees for the registration of any of the Shares underlying the Awards, or for any legal, administrative or other fees, costs and expenses (including, but not limited to, any proper disbursements and any sales tax) relating thereto. Any such fees, costs or expenses shall be borne by the Company, and the Company shall fully indemnify the Trustee for any liability that may arise as a result of or in connection with the perfection of legal title to the Shares underlying the Awards by the Trustee.

(q)	Other than its obligations as expressly stated in this Deed, the Trustee shall not be responsible or liable for any failure, omission or defect in registering or filing or procuring registration or filing of or otherwise protecting or perfecting the Shares underlying the Awards or failure in calling for delivery of documents of title to the Shares underlying the Awards or requiring any further assurance in relation to the Shares underlying the Awards.

(r)	The Trustee shall not be required to notify anyone of the execution, subsistence or termination of this Deed or any documents comprised or referred to in this Deed.

(s)	In the event that the Company, the Board, the Administrator, or the committee of the Board or person(s) to which the Board has delegated its authority provides directions or instructions to the Trustee and/or the Nominees, indicating specific aspects which the Trustee and/or the Nominees has sole discretion over (the “Sole Discretion Authority”), no liability shall attach to the Trustee or the Nominees in connection with any claim in connection with the Trustee or Nominee’s decision(s) under such Sole Discretion Authority. In connection with the Sole Discretion Authority, the Trustee and the Nominees shall be indemnified by the Company against any loss, liability, cost, claim, action, demand or expense which may result from the exercise of such Sole Discretion Authority unless such loss, liability, cost, claim, action, demand or expense arises from the gross negligence, willful default or fraud of the Trustee or the Nominees.

6.2	For avoidance of doubt, the Trustee shall carry and perform such obligations and duties expressly provided herein.

7.	TRUSTEE’S LIABILITY AND INDEMNITY

7.1	The Company shall indemnify the Trustee and its officers and employees against any expenses, claims and liabilities which arise out of or are incurred through acting as a Trustee of the Scheme. This does not apply to expenses, claims and liabilities that are incurred or arise through fraud, gross negligence or willful wrongdoing or breach of duty on the part of the Trustee or on the part of any of their officers or employees. This indemnity will similarly apply after the removal or retirement of a Trustee. The Trustee shall also have the benefit of any indemnities conferred on trustee(s) by law.

7.2	The Trustee shall not be personally liable for any breach of trust (other than through breach of this Deed, gross negligence, fraud or willful wrongdoing).

7.3	No liability shall attach to the Trustee in respect of any claim if such claim would not have arisen but for a change in legislation or regulations made after the date hereof or a change in the interpretation of law after the date hereof or any legislation or regulations not in force at the date hereof.

8.	TRUSTEE CONTRACTING WITH COMPANY

Neither the Trustee nor any director or officer of a corporation acting as a trustee under this Deed shall by reason of their fiduciary position be in any way precluded from:

(a)	entering into or being interested in any contract or financial or other transaction or arrangement with the Company or any Affiliate or Subsidiary or any person or body corporate associated with the Company or any Affiliate or Subsidiary (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with the Shares underlying the Awards or any other notes, Shares, shares, debenture Share, debentures, bonds or other securities of, the Company or any Affiliate or Subsidiary or any person or body corporate associated as aforesaid); or

(b)	accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Company or any such person or body corporate so associated or any other office of profit under the Company or any such person or body corporate so associated in each case holding different Awards, Shares underlying the Awards or Shares for, and owing duties in favour of, different classes of Participant(s) which may or may not include any Participant(s) (or any of their respective immediate families), and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other benefit received thereby or in connection therewith.

9.	APPOINTMENT AND RETIREMENT OF THE TRUSTEE

9.1	Appointment The Company will have the power of appointing new trustees. The Company may terminate the Trustee’s appointment at any time on giving not less than sixty (60) days’ advance notice in writing to the Trustee and pay all outstanding obligations owed to Trustee together with the trust dissolution fees within thirty (30) days after the delivery of the termination notification to Trustee.

9.2	Retirement and Removal The Trustee may retire at any time on giving not less than sixty (60) days’ advance notice in writing to the Company without giving any reason and without being responsible for any costs occasioned by such retirement provided that the retirement of any sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. The Company will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee, and if the Company has not made an appointment within sixty (60) days’ notice from the Trustee, the Trustee shall have the right (but not the obligation) to appoint a successor Trustee with the consent of the Company not unreasonably withheld or delayed. All costs properly and reasonably incurred for appointing a successor Trustee shall be borne by the Company.

9.3	The Trustee shall use reasonable endeavours to execute and do or make all such transfers or other documents, acts or things as may be necessary for transferring all the shares or interests in the Nominees or the Shares underlying the Awards in the successor or continuing Trustee(s) or placing it under its/their control at the costs and expenses of the Company.

10.	TRUSTEE’S POWERS TO BE ADDITIONAL

10.1	The Trustee may, to the extent permitted by law and upon consent of the Company, delegate to any person or company powers and duties under the Schemes and exercise all powers trusts and discretion vested in it hereunder.

10.2	The Trustee may execute and may authorise any of their directors, officers or employees to execute on their behalf any documents in such manner as may be appropriate and not being inconsistent with the terms of the Schemes or any instruction from the Administrator.

10.3	The powers conferred upon the Trustee by this Deed shall be in addition to any powers which may from time to time be vested in the Trustee by the general law and equities insofar as the exercise of the same shall not be inconsistent with the Trust.

11.	NOTICES

Any notice or demand to the Company or the Trustee to be given, made or served for any purposes under this Deed shall be given, made or served by sending the same by prepaid post (first class airmail if overseas), facsimile transmission or by delivering it by hand as follows:

To the Company:
Fax Number:
	Attention:	Company Secretary

To the Trustee:
	Fax Number:	+852 3667-8800
	Attention:	Fiduciary Services

or to such other address or facsimile number as shall have been notified (in accordance with this Clause) to the other party hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served three (3) days in the case of inland post or seven (7) days in the case of overseas post after dispatch and any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served twenty-four (24) hours after the time of dispatch provided that in the case of a notice or demand given by facsimile transmission such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission, provided that any communication or document to be made or delivered to the Trustee shall be effective only when received by the Trustee and then only if the same is expressly marked for the attention of the department or officer as the Trustee shall from time to time specify for this purpose.

12.	COUNTERPARTS

This Deed and any deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

13.	REMUNERATION

13.1	Normal remuneration The Company shall pay to the Trustee remuneration for its services as trustee as from the date of this Deed (the “Remuneration”).

13.2	Extra remuneration In the event of the Trustee being requested by the Company to undertake duties which the Trustee and the Company agree to be of an exceptional nature or otherwise materially outside the scope of the normal duties of the Trustee under this Deed, the Company shall pay to the Trustee such additional remuneration as shall be agreed between them. Such exceptional duties include but not limited to the Trustee attending to the review of this Deed and the Schemes in connection with such exceptional duties and revising this Deed subsequent to any further amendments made to the Schemes by the Company.

13.3	Expenses The Company shall also pay or discharge all proper costs, Tax, charges and expenses properly and reasonably incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Deed, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose as may be agreed between the Company and the Trustee, in relation to this Deed.

13.4	Payment of amounts due All amounts payable pursuant to this Deed shall be payable by the Company within thirty (30) days of demand or on the date specified in a demand by the Trustee, whichever is later and in the case of payments actually made by the Trustee prior to such demand shall carry interest at the rate of One and a half per cent (1.5%) per annum above the prime rate from time to time of The Hongkong And Shanghai Banking Corporation Limited from the date specified in such demand, and in all other cases shall (if not paid on the date specified in such demand or, if later, within three days after such demand and, in either case, if the Trustee so requires) carry interest at such rate from the date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date thereof. For the avoidance of doubt, the Trustee may pay any and all amounts owed by the Trust out of Trust Funds as Trustee deems fit.

13.5	Discharges Unless otherwise specifically stated in any discharge of this Deed the provisions of this Clause 13 shall continue in full force and effect notwithstanding such discharge.

14.	STAMP DUTIES AND OTHER TAXES

The Company will pay stamp duties, registration taxes, capital duties and other duties or Taxes (if any) in accordance with the applicable Hong Kong or other laws as applicable on (a) any action taken by the Trustee to enforce the provisions of this Deed, (b) the execution of this Deed and (c) the transfer of any Shares underlying the Awards.

15.	EXCHANGE RATE INDEMNITY

15.1	Currency of Account and Payment All sums payable by the Company under or in connection with this Deed, including damages, shall be in Hong Kong dollars or such other currency as may be agreed between the Company and the Trustee from time to time (the “Contractual Currency”).

15.2	Extent of Discharge An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise), by the Trustee or any Participant(s) in respect of any sum expressed to be due to it from the Company will only discharge the Company to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

15.3	Indemnity If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Deed, the Company will indemnify it against any loss sustained by it as a result. In any event, the Company will indemnify the recipient against the cost of making any such purchase.

16.	INDEMNITIES SEPARATE

The indemnities in this Deed constitute separate and independent obligations from the other obligations in this Deed, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Trustee and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Deed or any other judgment or order. Any such loss arising from and/or in connection with this Deed shall be deemed to constitute a loss suffered by the Trustee and no proof or evidence of any actual loss shall be required by the Company or its liquidator or liquidators.

17.	SURVIVAL OF THE DEED AND TERMINATION

17.1	This Deed shall, insofar as its terms remain to be performed or are capable of subsisting, remain in full force and effect notwithstanding completion of the matters referred to herein.

17.2	This Deed shall terminate automatically upon the expiry of the Trust Period provided that the Trustee has received all fees, costs, expenses and other amounts payable to it under or in connection with the terms of this Deed.

18.	MERGER

18.1	Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

18.2	Subject to Clause 18.1, no party shall assign any of its rights, benefits and obligations hereunder unless with the written consent of the other party to this Deed.

19.	WARRANTIES AND UNDERTAKINGS

19.1	The Company represents and warrants to the Trustee that:

(a)	it has the necessary power and capacity to enter into and has taken all necessary steps to authorize the execution of this Deed;

(b)	this Deed when executed and delivered will constitute legal, valid and binding obligations of the Company enforceable in accordance with its terms;

(c)	the execution and delivery by the Company and the performance of its obligation in this Deed and the Schemes will not violate its constitutional documents and any applicable law (which include but not limited to the data privacy laws); and

(d)	the Trustee is authorized and directed to administer the Schemes pursuant, under the instruction and supervision of the Company, pursuant to and in accordance with the terms of this Deed and the Schemes.

19.2	The Company represents and warrants to the Trustee that all Shares made available to the Awards are or will, on issue, be fully paid.

19.3	In order not to create a false market when the Trustee is dealing in the Shares pursuant to this Deed and the Scheme, the Company undertakes to the Trustee that it will disclose information relating to the Schemes in accordance with the Listing Rules, and make any other appropriate announcements pursuant to the Listing Rules as required.

19.4	Each of the Trustee and the Nominees represents and warrants to the Company that it has the necessary power and capacity to enter into and has taken all necessary steps to authorize the execution of this Deed and that this Deed when executed and delivered will constitute legal, valid and binding obligations of the Trustee enforceable in accordance with its terms.

19.5	The Trustee undertakes that for so long as this Deed remains in effect and until all the Shares underlying the Awards held by the Nominees are transferred to such person designated by the Company, each of the Nominees shall remain a wholly-owned subsidiary of the Trustee.

19.6	Each of the Trustee and the Nominees represents and warrants that at all times each of the Nominees has no assets and liabilities other than the Shares underlying the Awards and any distributions or income or payments received pursuant to this Deed.

19.7	Each of the Trustee and the Nominees undertakes and agrees not to sell, part with possession or otherwise deal with the Shares underlying the Awards, any part thereof, any accretions thereto or any related rights or interests save and except with the consent of the Company or the Administrator or as may be required by applicable laws or regulations.

19.8	Each of the Trustee and the Nominees shall act in good faith and with due diligence in respect of all matters relating to the Shares underlying the Awards and the Company.

19.9	Each of the Trustee and the Nominees shall take steps within its respective power to protect the interests in the Shares underlying the Awards, all accretions thereto and all related rights and interests.

20.	FORCE MAJEURE

The Trustee shall not be liable or deemed to be in default for any failure or delay in performance of any duty in whole or in part arising out of or caused by circumstances beyond its direct and reasonable control including, without limitation, acts of God; interruption, delay in or loss due to partial or complete failure of electrical power or of computer (hardware or software) or communication services; acts of civil or military authority; sabotage; terrorism, war, pandemic or other government action; civil disturbance or riot; strike or other industrial dispute; national emergency; typhoon or rainstorm affecting the normal conduct of business and/or the provision of commercial services generally; flood, earthquake, fire or other catastrophe; government, judicial or self-regulatory organizational order, rule or regulation; or energy or natural resource difficulty or shortage.

21.	FURTHER ASSURANCE

21.1	If so requested by the Trustee, the Company shall execute such documents necessary for the execution of the matters set out in this Deed.

21.2	The Company further covenants with and undertakes to the Trustee, from time to time upon demand to execute, at the cost of the Company, any document or to do any act or thing which the Trustee may reasonably specify with a view to facilitating the exercise, or the proposed exercise of any of the Trustee’s powers.

21.3	If the Company is notified of a change of address of a Participant(s) to that previously notified to the Trustee, the Company shall within thirty (30) days of such notification notify the Trustee of the new address.

21.4	If any amendment, variation or modification is made to the Scheme, the Company shall within fourteen (14) days of the date on which such amendment, variation or modification is determined notify the Trustee of the same.

22.	POWER OF ATTORNEY

The Company irrevocably appoints the Trustee to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents (including any Share transfer forms and other instruments of transfer) and do all things that the Trustee may consider to be requisite for (a) carrying out any obligation imposed on the Company under this Deed or any other document relating to the Trust; or (b) exercising any of the rights conferred on the Trustee by this Deed or any other document relating to the Trust or by law. The Company shall ratify and confirm all things lawfully, properly and reasonably done in good faith and all documents executed by the Trustee in good faith in the exercise of that power of attorney.

23.	SEVERABILITY

In case any provision in or obligation under this Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

24.	CHANGES TO THIS DEED

This Deed may be supplemented or varied by further agreement in writing between the parties from time to time.

25.	ANNOUNCEMENTS

25.1	Subject to Clause 25.2, no party may make or publicize or distribute any public announcement, communication or circular concerning the transactions referred to in this Deed unless it has first consulted with the other party. Each party agrees to instruct its respective knowledgeable staff to such confidentiality and agrees to hereafter limit disclosure of such information to its/his respective employees and affiliates and to any third parties who have a need to know such information, including each party’s attorneys and accountants.

25.2	Clause 25.1 does not apply to a public announcement, communication or circular required by law, by a governmental authority or other authority with relevant powers to which any party is subject or submits, whether or not the requirement has the force of law, provided that the public announcement, communication or circular shall so far as is practicable be made after consultation with the other party and after taking into account the reasonable requirements of the other party as to its timing, content and manner of making or dispatch.

26.	TRUST DEED PREVAILS OVER SCHEME

To the extent that the provisions of this Deed are inconsistent with the provisions of the Schemes (if at all), the provisions of this Deed shall govern the Trustee in connection with the execution of the trusts and powers of this Deed.

27.	GOVERNING LAW AND JURISDICTION

27.1	This Deed shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong.

27.2	Each party irrevocably and unconditionally waives any objection which it may now or hereafter have to the choice of Hong Kong as the venue of any legal action arising out of or relating to this Deed and agrees not to claim that any court thereof is not a convenient or appropriate forum. Each party also agrees that a final judgment against it in any such legal action shall be final and conclusive and may be enforced in any other jurisdiction.

27.3	Each party irrevocably and unconditionally waives any immunity to which it or its property may at any time be or become entitled, whether characterized as sovereign immunity or otherwise, from any set off or legal action in Hong Kong or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.

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Executed as a Deed by the parties on the day and year first above written.

THE COMMON SEAL of	)
Qtech Ltd.	)
was affixed to this Deed	)
in the presence of:	)

/s/ TAN Siliang
Name: (TAN Siliang) 谭思亮
Title: Director

The above signature has been executed in the presence of:

WITNESS:	/s/ LI Zhihui
Name: LI Zhihui
ID: [REDACTED]

THE COMMON SEAL of	)
The Core Trust Company Limited	)
was affixed to this Deed	)
in the presence of:	)

/s/ CHANG Shih Jung /s/ TAN Hui Chun
Name: CHANG Shih JUNG TAN Hui Chun
Title: Authorized Signature(s)

The above signature has been executed in the presence of:

WITNESS:	Ho Hsing Ling
Name: Ho, Hsing-Ling
ID: [REDACTED]

THE COMMON SEAL of	)
Qu World Limited	)
was affixed to this Deed	)
in the presence of:	)

/s/ CHANG Shih Jung /s/ TAN Hui Chun
Name: CHANG Shih JUNG TAN Hui Chun
Title: Authorized Signature(s)

The above signature has been executed in the presence of:

WITNESS:	Ho Hsing Ling
Name: Ho, Hsing-Ling
ID: [REDACTED]

THE COMMON SEAL of	)
QFUN Limited	)
was affixed to this Deed	)
in the presence of:	)

/s/ CHANG Shih Jung /s/ TAN Hui Chun
Name: CHANG Shih JUNG TAN Hui Chun
Title: Authorized Signature(s)

The above signature has been executed in the presence of:

WITNESS:	Ho Hsing Ling
Name: Ho, Hsing-Ling
ID: [REDACTED]

Schedule 1

The 2017 Plan

Schedule 2

The 2018 Plan